Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedules of Xcel Energy Inc. and subsidiaries and the effectiveness of Xcel Energy Inc. and subsidiaries' internal control over financial reporting dated February 26, 2010, appearing in the Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2009, and our reports relating to the financial statements of the Xcel Energy 401(k) Savings Plan, New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, and the New Century Energies, Inc. Employee Incentive Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees dated June 29, 2010 appearing in the respective Annual Reports on Form 11-K for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 23, 2011